CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan of our report dated November 1, 2002, with respect to the consolidated financial statements of Bioanalytical Systems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

Indianapolis, Indiana
March 6, 2003